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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 26, 1997

                             BELCO OIL & GAS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
            NEVADA                         011-14256                         13-3869719
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

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                          767 FIFTH AVENUE, 46TH FLOOR
                           NEW YORK, NEW YORK  10153
                             (ADDRESS OF PRINCIPAL
                               EXECUTIVE OFFICES
                                 AND ZIP CODE)

                                 (212) 644-2200
                        (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 26, 1997, Belco Oil & Gas Corp., a Nevada corporation ("Belco"), completed the Merger (the "Merger") of its subsidiary Belco Acquisition Sub, Inc., a Delaware corporation ("Belco Sub") with and into Coda Energy, Inc., a Delaware corporation ("Coda"). The Merger was effected pursuant to the terms of an Agreement and Plan of Merger, dated as of October 31, 1997, by and among Belco, Belco Sub and Coda. In connection with the Merger, Belco paid an aggregate of approximately $191 million in cash ($149 million plus a $42 million adjustment for proceeds from the Taurus disposition described below) and issued warrants to purchase 1,666,667 shares of common stock, par value $0.01 per share, of Belco (the "Belco Common Stock") to the holders of the outstanding common stock, preferred stock and options to purchase common stock of Coda. The warrants are exercisable for a period of two years commencing on November 26, 1998 at an exercise price of $27.50 per share. The warrant exercise price and the number of shares of Belco Common Stock that may be issued pursuant to the exercise of the warrants will be adjusted to prevent dilution in the event of stock splits, stock dividends and certain other events affecting the capital structure of Belco.

         The holders of Coda's common stock, preferred stock and options to acquire Coda common stock who received consideration from Belco pursuant to the Merger consisted of Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), and members of Coda's management. The consideration paid and issued by Belco in connection with the Merger was determined by arms' length negotiations among Belco, Coda and certain stockholders of Coda, including JEDI (the holder of 95% of the Coda common stock, on a fully diluted basis, and 100% of the Coda preferred stock outstanding immediately prior to the Merger). JEDI is a limited partnership whose general partner is an affiliate of Enron Capital & Trade Resources Corp., a subsidiary of Enron Corp. ("Enron"). Mr. Robert A. Belfer, the Chairman of the Board and Chief Executive Officer of Belco and the beneficial owner of approximately 39% of the outstanding Belco Common Stock, is also a director of Enron and the beneficial owner of approximately 2.36% of the common stock of Enron (assuming full conversion of Preferred Convertible Stock of Enron held by Mr. Belfer, family members and related trusts into shares of common stock of Enron and including shares of common stock of Enron in which Mr. Belfer disclaims beneficial interest).

         On November 25, 1997 (prior to the Merger), Coda disposed of Taurus Energy Corp. ("Taurus"), which was a subsidiary of Coda, to unrelated third parties for $42 million in cash. The business and assets of Taurus consisted primarily of two natural gas processing facilities and approximately 700 miles of related gathering pipelines located in West Texas. Coda utilized such funds to repay outstanding indebtedness under its bank credit facility. As a result of such disposition, the cash portion of the Merger consideration was increased by the amount of the cash consideration received by Coda in connection with the sale of Taurus, resulting in the cash portion of the Merger Consideration being approximately $191 million.

         Concurrently with the Merger, Belco contributed $23 million to Coda that Coda utilized, together with the funds from the Taurus disposition, to repay all of the debt outstanding under Coda's revolving credit facility (approximately $65 million in principal amount), plus accrued interest thereon, at the time of the Merger, and such credit facility was thereafter terminated. Belco funded the cash portion of the Merger consideration and the cash contribution to Coda through cash on hand and borrowings of $85 million under Belco's $150 million revolving credit facility with a group of banks for which The Chase Manhattan Bank acts as Administrative Agent (the "Belco Credit Facility"). In connection with the Merger, the Credit Agreement related to the Belco Credit Facility was amended to (i) revise certain restrictive covenants in




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order to permit the Merger to occur and (ii) increased Belco's borrowing base from $50 million to $105 million (subject to redetermination by the Administrative Agent from time to time).

         As a result of the Merger, Coda will be required to make an offer to purchase all of the $110 million in principal amount of its 10 1/2% Senior Subordinated Notes, Series B, due 2006 (the "Coda Notes") currently outstanding at a price equal to 101% of the principal amount of the Coda Notes plus accrued and unpaid interest thereon. Notice of such offer is required to be made within 30 days following the closing of the Merger and such offer is required to remain open for a period of between 30 and 60 days.

         Coda is principally engaged in the acquisition and exploitation of oil and natural gas properties. Coda's producing properties are concentrated in the Permian Basin and the mid-continent region of the United States (primarily Texas and Oklahoma). Coda's exploitation activities consist primarily of secondary recovery operations, the drilling of development wells or infill wells, workovers and recompletions in other productive zones.

         Belco currently intends to continue to operate the oil and gas business of Coda in substantially the same manner as currently conducted.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                          The historical financial statements of Coda required
                 to be filed pursuant to this item will be filed not later than 60 days after the date of the filing of this Current Report on Form 8-K.

         (b)     PRO FORMA FINANCIAL INFORMATION.

                          The pro forma financial information required to be
                 filed pursuant to this item will be filed not later than 60 days after the date of the filing of this Current Report on Form 8-K.

         (c)     EXHIBITS.

         Exhibit 99.1      --     Agreement and Plan of Merger, dated as of
                                  October 31, 1997, by and among Belco Oil &
                                  Gas Corp., Belco Acquisition Sub, Inc. and
                                  Coda Energy, Inc. (excluding exhibits and schedules). [Incorporated by reference from
                                  Exhibit 99.2 of Belco's Current Report on
                                  Form 8-K filed with the Commission on
                                  November 3, 1997]

         Exhibit 99.2      --     Agreement of Belco Oil & Gas Corp. to provide
                                  exhibits and schedules to Agreement and Plan of Merger (Exhibit 99.1)

         Exhibit 99.3      --     Warrant Agreement, dated as November 26,
                                  1997, between Belco Oil & Gas Corp. and Joint
                                  Energy Development Investments Limited
                                  Partnership.

         Exhibit 99.4      --     First Amendment and Waiver, dated as of
                                  November 25, 1997 to (i) the Credit
                                  Agreement, dated as of September 23, 1997
                                  (the "Credit Agreement") among Belco Oil &
                                  Gas Corp.  ("Borrower"), the several




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                                  banks, financial institutions and other
                                  entities parties to the Credit Agreement (the "Lenders") and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), and (ii) the Pledge Agreement, dated as of September 23, 1997 made by the Borrower and other Pledgers (as defined in the Credit Agreement) in favor of the Administrative Agent for the ratable benefit of the Lenders



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             BELCO OIL & GAS CORP.


Date: December 10, 1997

                                        By:  /s/ ROBERT A. BELFER
                                            ----------------------------------
                                             Robert A. Belfer,
                                             Chairman of the Board
                                             and Chief Executive Officer





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                                 EXHIBIT INDEX

Exhibit No.                                                             Page No.

Exhibit 99.1      --     Agreement and Plan of Merger, dated as of
                         October 31, 1997, by and among Belco Oil &
                         Gas Corp., Belco Acquisition Sub, Inc. and
                         Coda Energy, Inc. (excluding exhibits and schedules). [Incorporated by reference from
                         Exhibit 99.2 of Belco's Current Report on
                         Form 8-K filed with the Commission on
                         November 3, 1997]

Exhibit 99.2      --     Agreement of Belco Oil & Gas Corp. to provide
                         exhibits and schedules to Agreement and Plan of Merger (Exhibit 99.1)

Exhibit 99.3      --     Warrant Agreement, dated as November 26,
                         1997, between Belco Oil & Gas Corp. and Joint
                         Energy Development Investments Limited
                         Partnership.

Exhibit 99.4      --     First Amendment and Waiver, dated as of
                         November 25, 1997 to (i) the Credit
                         Agreement, dated as of September 23, 1997
                         (the "Credit Agreement") among Belco Oil &
                         Gas Corp. ("Borrower"), the several banks, financial institutions and other entities parties to the Credit Agreement (the
                         "Lenders") and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), and (ii) the Pledge
                         Agreement, dated as of September 23, 1997 made by the Borrower and other Pledgers (as defined in the Credit Agreement) in favor of the Administrative Agent for the ratable benefit of the Lenders